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Exhibit 77C to ACWMF 11.30.2007 NSAR

Proxy Voting Results

A special meeting of shareholders was held on July 27, 2007, to vote on the following proposals.  The proposals received the required number of votes of the American Century World Mutual Funds, Inc. or the applicable fund, depending on the proposal, and were adopted.  A summary of voting results is listed below each proposal.

Proposal 1:
To elect nine Directors to the Board of Directors of American Century World Mutual Funds, Inc. (the proposal was voted on by all shareholders of funds issued by American Century World Mutual Funds, Inc.).

James E. Stowers, Jr.      For:                  4,492,465,030
                           Withhold:                84,151,860
                           Abstain:                          0
                           Broker Non-Vote:                  0

Jonathan S. Thomas         For:                  4,496,101,969
                           Withhold:                80,514,921
                           Abstain:                          0
                           Broker Non-Vote:                  0

Thomas A. Brown            For:                  4,497,551,079
                           Withhold:                79,065,811
                           Abstain:                          0
                           Broker Non-Vote:                  0

Andrea C. Hall             For:                  4,497,808,658
                           Withhold:                78,808,233
                           Abstain:                          0
                           Broker Non-Vote:                  0

James A. Olson             For:                  4,497,582,906
                           Withhold:                79,033,984
                           Abstain:                          0
                           Broker Non-Vote:                  0

Donald H. Pratt            For:                  4,496,273,854
                           Withhold:                80,343,037
                           Abstain:                          0
                           Broker Non-Vote:                  0

Gale E. Sayers             For:                  4,496,553,346
                           Withhold:                80,063,544
                           Abstain:                          0
                           Broker Non-Vote:                  0

M. Jeannine Strandjord     For:                  4,494,879,736
                           Withhold:                81,737,154
                           Abstain:                          0
                           Broker Non-Vote:                  0

Timothy S. Webster         For:                  4,497,903,346
                           Withhold:                78,713,545
                           Abstain:                          0
                           Broker Non-Vote:                  0
Proposal 2:
To approve a change in the fee structure of the Advisor Class.  This proposal was voted on by the Advisor Class shareholders of the following funds:

                           International Discovery
For:                               141,301
Against:                                 0
Abstain:                                 0
Broker Non-Vote:                         0

                           Life Sciences             Technology
For:                            48,288                  93,748
Against:                         2,902                       0
Abstain:                             0                       0
Broker Non-votes                     0                   2,115

                           International Growth      Global Growth              Emerging Markets
For:                             245,711,113            2,292,355                  5,260,676
Against:                           1,308,358               73,170                    286,704
Abstain:                           2,136,809              124,243                    365,861
Broker Non-Vote:                  26,235,847              376,929                  1,766,698



Proposal 3:
To approve the reclassification of the Advisor Class shares of the funds, whereby all of the Advisor Class shares will be reclassified as Investor Class shares of that fund.  This proposal was voted on by the Advisor Class shareholders of the following funds:

                           Life Sciences             Technology
For:                            48,288                 93,748
Against:                         2,902                      0
Abstain:                             0                      0
Broker Non-Vote:               0                        2,115


To approve the reclassification of the A Class shares of the fund, whereby all of the A Class shares will be reclassified as Advisor Class shares of that fund.  This proposal was voted on by the A Class shareholders of the following funds:
                           International Growth                       Global Growth
For:                             16,241,902                              4,145,193
Against:                            963,656                                 64,926
Abstain:                          1,099,165                                147,213
Broker Non-Vote:                 12,602,709                              3,294,547



Proposal 4:
To approve the reclassification of the C Class shares of the fund, whereby all of the C Class shares will be reclassified as Investor Class shares of the fund.  This proposal was voted on by the C Class shareholders of the fund.
                           Life Sciences
For:                          30,722
Against:                           0
Abstain:                           0
Broker Non-Vote:               9,150

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